Exhibit 99.2

Mentor Graphics Provides Outlook; Raises 2003 Guidance

    WILSONVILLE, Ore.--(BUSINESS WIRE)--July 23, 2003--Mentor Graphics Corporation (Nasdaq:MENT) today provided the outlook for the third quarter and balance of 2003.
    For third quarter 2003, Mentor expects revenues of approximately $158 million and earnings before goodwill (EBG) of about $.05 per share. GAAP earnings are expected to be $.01 per share. Gross margin excluding amortization of intangibles is expected to be approximately 84 percent, while gross margin on a GAAP basis is expected to be in the range of 82 to 83 percent. Operating expense excluding amortization of intangibles should be between $125 and $126 million, up about 5 percent sequentially as a result of acquisition-related expenses and normal seasonal increases in employee compensation. Operating expense on a GAAP basis is expected to be between $126 and $127 million. Other income and expense (OI&E) will be about a $3 million expense reflecting a one-time charge associated with the cancellation of Mentor's 2001 credit facility. The tax rate is expected to remain at 20 percent and diluted shares outstanding are expected to be 71 million.
    For 2003, Mentor expects full-year revenues of about $665 million and EBG of approximately $.60 per share, a $.05 per share increase to prior guidance reflecting Mentor's increased confidence in the second half outlook. Earnings on a GAAP basis are expected to be about $.41 per share. Gross margin and operating expense excluding amortization of intangibles are expected to be approximately 84 percent and $495 million respectively. GAAP gross margin should be between 82 and 83 percent and GAAP operating expense should be about $500 million. OI&E will be approximately $11 million expense. The tax rate is expected to remain at 20 percent and diluted shares outstanding are expected to be 70 million.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $650 million and employs approximately 3,500 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777; Silicon Valley headquarters are located at 1001 Ridder Park Drive, San Jose, California 95131-2314. World Wide Web site: www.mentor.com.

    In the calculation of earnings, gross margin and operating expenses before amortization of acquired intangibles and special charges, Mentor Graphics excludes amortization of acquired intangibles and write-offs of in-process R&D from acquisitions. Also excluded are non-operating and non-recurring items classified as special charges such as restructure expenses and asset impairments. These excluded items are generally infrequent, less predictable and are often non-cash in nature. Mentor Graphics believes that excluding these items provides investors with a representation of its core performance, and a pro forma base line for assessing the future earnings potential of Mentor Graphics.
    These pro forma measures should be assessed in conjunction with GAAP earnings measures for a more complete understanding of the Company's results. Since pro forma measures exclude certain items, differences in earnings from GAAP can be significant; Mentor Graphics management evaluates its performance under both measures for a complete understanding of its results. Investors are encouraged to review both measures for their evaluations and consider the GAAP earnings measures as the most complete measure of Mentor Graphics overall performance.

    Mentor Graphics is a registered trademark of Mentor Graphics
Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.

    Statements in this press release regarding the Company's outlook for future periods constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the Company's ability to continue selling products and services during the continuing slowdown in the electronics industry, particularly in the telecommunications, semiconductor and personal computer segments; (ii) the Company's ability to manage expenses during the current slowdown in the electronics industry; (iii) changes in accounting or reporting rules or interpretations, changes in the tax environment worldwide, limitations on repatriation of earnings, licensing and intellectual property rights protection; (iv) the Company's ability to successfully integrate and manage its recent and future acquisitions; (v) the completion of customer contracts and the terms of delivery of software, hardware and other services; (vi) the Company's ability to successfully offer products and services that compete in the highly competitive and dynamic EDA industry including the risk that the Company's technology, products or inventory become obsolete; (vii) the overall instability of diverse economies, including changes in regional or worldwide economic or political conditions, government trade restrictions, or war in the Middle East or elsewhere (viii) effects of the increasing volatility of foreign currency fluctuations on the Company's business and operating results, and (ix) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the Company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding outlook do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.


Mentor Graphics Corporation
As of July 23, 2003
Reconciliation of Forward Looking Diluted Net Income per Share Between
 GAAP and Earnings Before Amortization of Acquired Intangibles and
 Special Charges
(Unaudited)
$ in Millions except per share data

                              Q3 2003                       Q3 2003
                                GAAP      Adjustments      Pro Forma
                            ----------------------------------------
Revenue                           $158          -                158
Gross Margin                82% to 83%         $2(a)              84%
Operating Expense         $126 to $127         $1(b)    $125 to $126
Other Income & Expense             ($3)         -                ($3)

Per share impact of
adjustments                                 $0.05
Per share tax effect of
 reconciling items                         ($0.01)
                                         ----------
Diluted earnings per share        $0.01     $0.04              $0.05


                                2003                          2003
                                GAAP       Adjustments     Pro Forma
                            ----------------------------------------
Revenue                           $665          -               $665
Gross Margin                 82% to 83%        $9(a)              84%
Operating Expense                 $500         $5(b)            $495
Special charges                     $3         $3(c)               -
Other Income & Expense            ($11)         -               ($11)

Per share impact of
 adjustments                                $0.24
Per share tax effect of
 reconciling items                         ($0.05)
                                         ----------
Diluted earnings per share       $0.41      $0.19              $0.60

(a) Amortization of purchased technology (in cost of revenues)
(b) Amortization of intangible assets (in operating expense)
(c) Special charges may occur in future periods but amounts and timing are unknown and therefore are not forecasted.


    CONTACT: Mentor Graphics Corporation
             Ry Schwark, 503-685-1462
             ry_schwark@mentor.com
             or
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com